Exhibit 4.1

METTLER-TOLEDO INTERNATIONAL INC.,
as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
[      ]% Senior Notes due 20[      ]

INDENTURE
Dated as of May [      ], 2009

CROSS-REFERENCE TABLE
Certain Sections of this Indenture relating to Sections 310 through
318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act		Indenture
Section		Section
310(a)(1)		8.9; 8.10
(a)(2)		8.10
(a)(3)		N.A.
(a)(4)		N.A.
(b)		8.8; 8.10
(c)		N.A.
311(a)		8.11
(b)		8.11
(c)		N.A.
312(a)		2.5
(b)		11.3
(c)		11.3
313(a)		8.6
(b)		8.6
(c)		8.6; 11.2
(d)		8.6
314(a)		5.4; 5.7; 11.2
(b)		N.A.
(c)		6.1; 9.2; 11.4;
(d)		N.A.
(e)		11.5
(f)		5.4
315(a)		8.1
(b)		8.5
(c)		8.1
(d)		8.1
(e)		7.11
316(a)(last sentence)		11.6
(a)(1)(A)		7.5
(a)(1)(B)		7.4
(a)(2)		N.A.
(b)		7.7
317(a)(1)		7.8
(a)(2)		7.9
(b)		2.4
318		11.1
	N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

-i-

-ii-

-iii-

          INDENTURE, dated as of May [     ], 2009, between Mettler-Toledo International Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
RECITALS
          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its [     ]% Senior Notes due 20[     ], to be issued as provided in this Indenture.
          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          Each party agrees, for the equal and proportionate benefit of the other party and for the equal and ratable benefit of all Holders of the Company’s [     ]% Senior Notes due 20[     ] (the “Securities”), as follows:
ARTICLE I
Definitions and Incorporation by Reference
          SECTION 1.1. Definitions.
          “Additional Securities” means [     ]% Senior Notes due 20[     ] issued from time to time after the Issue Date pursuant to Section 2.14 of this Indenture.
          “Attributable Debt” means, in respect of any Sale and Lease-Back Transaction, as of the time of the determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments or, if such interest factor cannot readily be determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of lease included in such transaction.
          “Board of Directors” or “Board” means, with respect to any Person, the board of directors of such Person or, except for clause (4) of the “Change of Control” definition and the “Continuing Directors” definition, any committee thereof duly authorized to act on behalf of such Board of Directors.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors of the

Company, and to be in full force and effect on the date of such certification, and delivered to the Trustee for the Securities.
          “Business Day” means a day which is not, in New York City or any other place of payment, a Saturday, Sunday or other day on which banking institutions or trust companies are authorized or required by law, resolution or executive order to close.
          “Capital Stock” means, with respect to any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.
          “Change of Control” means the occurrence of any of the following:
          (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person, other than to the Company or one of its Subsidiaries; provided, however, that none of the circumstances in this clause (1) will be a Change of Control if the persons that beneficially own the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction;
          (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person will not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;
          (3) the Company consolidates with, or merge with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

          (4) the first day on which a majority of the members of the Company’s Board of Directors cease to be Continuing Directors; or
          (5) the adoption of a plan relating to the liquidation or dissolution of the Company.
Notwithstanding the foregoing, a transaction (including any series of related transactions) will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
          “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
          “Code” means the U.S. Internal Revenue Code of 1986, as amended.
          “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Company” shall mean such successor corporation.
          “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed.
          “Comparable Treasury Price” means, with respect to any redemption date for the Securities, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (b) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.
          “Consolidated Net Worth” means the excess over current liabilities of all assets properly appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries after deducting the minority interests of others in Subsidiaries.
          “Continuing Directors” means, as of any date of determination, any member of Company’s Board of Directors who (1) was a member of such Board of Directors on the date the Securities were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
          “Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered; which office at the date of the execution of this Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Institutional Trust Services or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.
          “Debt” means, with respect to any Person, notes, bonds, debentures or other evidences of indebtedness for money borrowed.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
          “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
          “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a correlative meaning.
          “Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.
          “Incur” means issue, assume or guarantee.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
          “Initial Securities” means [     ]% Senior Notes due 20[     ] issued on the Issue Date.
          “Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent Investment

Grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.
          “Issue Date” means May [     ], 2009.
          “Moody’s” means Moody’s Investors Service, Inc., and its successors.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman, any Vice President, the Treasurer, the Assistant Treasurer, the Chief Financial Officer, the Secretary or the Assistant Secretary of the Company, as applicable.
          “Officers’ Certificate” means a certificate signed by any two Officers of the Company.
          “Opinion of Counsel” means a written opinion from Fried, Frank, Harris, Shriver & Jacobson (London) LLP or any other legal counsel to the Company who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “principal” means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term “principal” shall not include the premium with respect to which such calculation is being made.
          “Principal Property” means any facility (together with the land on which it is erected and any fixtures comprising a part of the land) used primarily for manufacturing or processing, located in the United States, owned by or leased to the Company or a Subsidiary, exclusive of (i) any property financed through obligations issued by a state or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a) of the Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, (ii) any real property held for development or sale, or (iii) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 10% of Consolidated Net Worth or which the Board of Directors of the Company determines is not material to the operation of the business of the Company and its Subsidiaries taken as a whole.
          “Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Company’s Board of Directors) and which is reasonably acceptable to the Trustee as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
          “Rating Event” means a decrease in the ratings of the Securities below Investment Grade by each of the Rating Agencies on any date from the date that is 60 days prior to the date of the first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following the consummation of such Change of Control (which period will be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).
          “Reference Treasury Dealer” means each of J.P. Morgan Securities Inc., UBS Securities LLC and Banc of America Securities LLC, and their respective affiliates which are primary United States government securities dealers, and their respective successors, and one other firm which is a primary U.S. government securities dealer that the Company selects; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States, the Company shall substitute therefor another such primary U.S. government securities dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.
          “Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, exclusive of interest accrued to the redemption date.
          “Restricted Subsidiary” means a Subsidiary incorporated in any state of the United States which owns a Principal Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by the Company or any Subsidiary.
          “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.
          “Sale and Lease-Back Transaction” means, with respect to any Person, any arrangement whereby (i) property has been or is to be sold or transferred by such Person to any other Person with the intention on the part of such Person of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property and (ii) such property is in fact so leased by such Person.
          “SEC” means the U.S. Securities and Exchange Commission, or any successor agency.

          “Securities Act” means the U.S. Securities Act of 1933, as amended.
          “Securities Custodian” means the custodian with respect to a Global Security (as appointed by DTC), or any successor person thereto and shall initially be the Trustee.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).
          “Subsidiary” means any corporation of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such corporation is at the time, directly or indirectly, owned by the Company or by one or more other Subsidiaries or by the Company together with one or more other Subsidiaries.
          “Treasury Rate” means, with respect to any redemption date for the Securities, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
          “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the U.S. Trust Indenture Act of 1939, as so amended.
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.
          “Trust Officer” means, when used with respect to the Trustee, any officer of the Trustee located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Sections 8.1(c)(ii) and 8.5, also means any other officer or person performing similar functions to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.

          “Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or comparable body of such person.
          SECTION 1.2. Other Definitions.

	Defined in
Term	Section
“Affiliate”	11.6
“Agent Members”	2.1	(d)
“Authenticating Agent”	2.2
“Bankruptcy Law”	7.1
“Change of Control Offer”	4.1
“Change of Control Payment”	4.1
“Change of Control Payment Date”	4.2
“Company Order”	2.2
“covenant defeasance option”	9.1	(a)
“Custodian”	7.1
“Definitive Securities”	2.1	(e)
“Event of Default”	7.1
“Global Security” or “Global Securities”	2.1	(a)
“Interest Payment Date”	Global Security
“legal defeasance option”	9.1	(b)
“Lien” or “Liens”	5.2	(a)
“Notice of Default”	7.1
“Paying Agent”	2.3
“Registrar”	2.3
“Securities”	Recitals
“Security Register”	2.5
“Successor”	6.1
          SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following terms in the Trust Indenture Act have the following meanings:
          “Commission” means the SEC.
          “indenture securities” means the Securities.
          “indenture security holder” means a Holder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.

          “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.4. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) all references to the Securities shall refer also to any Additional Securities issued from time to time pursuant to Section 2.14; and
     (7) all references to the date the Securities were originally issued shall refer to the Issue Date or the date any Additional Securities were originally issued, as the case may be.
ARTICLE II
The Securities
          SECTION 2.1. Form and Dating. (a) The Securities will be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistent herewith, be determined by the Officer of the Company executing such Securities, as evidenced by his or her execution of such Securities.
          The Initial Securities and any Additional Securities shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of this Indenture. The aggregate principal amount of the Initial Securities which may initially be executed, authenticated and delivered under this Indenture shall be $[     ].

          The Securities shall, subject to Section 2.1(e), be issued in the form of one or more permanent global securities, without interest coupon (each, a “Global Security” and collectively, the “Global Securities”).
          The certificate of authentication of the Trustee for the Securities shall be in substantially the form set forth in Section 2.2.
          Any definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer executing such Securities, as evidenced by their execution of such Securities.
          The principal of and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments (including principal and interest) in respect of any Securities represented by a Global Security will be made by wire transfer of immediately available funds to the accounts specified by DTC.
          (b) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          (c) Legend. Each Global Security shall bear the following legend on the face thereof:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

          (d) Book-Entry Provisions. (i) This Section 2.1(d) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.
          (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear the legend set forth in Section 2.1(c).
          (iii) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to Section 2.1(e) to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.
          (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to Section 2.1(e), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.
          (vi) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
          (e) Definitive Securities. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive certificated Securities (“Definitive Securities”). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within

90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.
          (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) or 2.1(d)(v) shall not bear the legend set forth in Section 2.1(c).
          SECTION 2.2. Execution and Authentication. An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature and may be imprinted or otherwise reproduced.
          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.
          At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $[ ] and (2) any Additional Securities for original issue from time to time after the Issue Date in such principal amounts as set forth in Section 2.14, in each case upon a written order of the Company signed by two Officers of the Company (a “Company Order”). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities.
          The form of the Trustee Certificate of Authentication is as follows:
     This is one of the Securities referred to in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee
By
Authorized Officer

          The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

          In case the Company, pursuant to Article VI, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto (if not otherwise a party to the Indenture) with the Trustee pursuant to Article VI, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person (if other than the Company) pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person (if other than the Company), at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.
          SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more additional paying agents. The term “Paying Agent” includes any such additional paying agent.
          In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.7. The Company shall be responsible for the fees and compensations of all agents appointed or approved by it. Either the Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.
          The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.
          SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If either of the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
          SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders (such list, the “Security Register”). If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
          SECTION 2.6. Transfer and Exchange. Where a Security (other than a Global Security except as set forth herein) is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested. Where Securities (other than a Global Security except as set forth herein) are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations of the same series with identical terms as the Securities exchanged, the Registrar shall make the exchange as requested if the same requirements are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.11, 3.6 or 10.5 not involving any transfer. The Company shall not be required to make transfers or exchanges of Securities for a period of 15 days before a selection of Securities to be redeemed or before an interest payment.
          Notwithstanding any other provision of this Section 2.6, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by DTC to a nominee of DTC, by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or any such nominee to a successor to DTC or to a nominee of such successor.
          None of the Company, the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          SECTION 2.7. Business Days. If a payment date is on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular record date is on a day that is not a Business Day, the record date shall not be affected.
          SECTION 2.8. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security shall provide the Company and the Trustee with evidence to their satisfaction that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. In addition, such Holder shall furnish an indemnity or surety bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.
          SECTION 2.9. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.9 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
          If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

          SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Securities surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer or exchange, payment or cancellation and, upon the written request of the Company, deliver a certificate of such cancellation to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Company from issuing any Additional Securities. All cancelled Securities held by the Trustee may be disposed of by the Trustee in accordance with its then customary practices and procedures, unless the Company directs otherwise in writing.
          SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest plus interest on such defaulted interest to the extent lawful at the rate specified therefor in the Securities in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.12.
          SECTION 2.13. CUSIP Numbers, etc. The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers and/or other similar numbers.
          SECTION 2.14. Issuances of Additional Securities. The Company shall be entitled to issue, from time to time, Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date (other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto). The Initial Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Securities, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each shall be delivered to the Trustee, the following information:
          (i) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and
          (ii) the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Securities and the amount of interest payable on the first payment date applicable thereto;
          SECTION 2.15. One Class of Securities. The Initial Securities and any Additional Securities shall vote and consent together on all matters as one class; and none of the Initial Securities and any Additional Securities shall have the right to vote or consent as a separate class on any matter. The Initial Securities and any Additional Securities shall together be deemed to be a single series under this Indenture.
ARTICLE III
Redemption
          SECTION 3.1. Optional Redemption. The Securities shall be redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of:
          (i) 100% of the principal amount of such Securities; and
          (ii) the sum of the present values of the Remaining Scheduled Payments, obtained by discounting the Remaining Scheduled Payments to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [     ] basis points, plus accrued interest thereon to the redemption date.
          If the Company elects to redeem Securities pursuant to this Section 3.1 and Paragraph 5 (Optional Redemption) of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.
          The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 60 days (45 days in the case of redemption of all the Securities) before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption will comply with the conditions herein. The record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days prior to the date selected for redemption by the Company.
          SECTION 3.2. Selection of Securities to be Redeemed. If fewer than all the Securities then outstanding are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers, in its discretion, to be fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them that the Trustee selects shall be in amounts of $2,000 and integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company of the Securities or portions of Securities to be redeemed.
          SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, notice of redemption shall be mailed by first-class mail to each Holder of Securities to be redeemed.
          The notice shall identify the Securities to be redeemed and shall state:
          (1) the redemption date;
          (2) the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;
          (3) the name and address of the Paying Agent;
          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;
          (5) if fewer than all the outstanding Securities are to be redeemed, the Bond No. (if certificated) and principal amounts of the particular Securities to be redeemed;
          (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
          (7) the CUSIP number, or any similar number, if any, printed on the Securities being redeemed; and
          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Securities.
          At the Company’s request, the Trustee shall give the notice of redemption in the name of the Company and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3.
          SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption shall become due and payable on the redemption date and at the redemption price as stated in the notice. Upon surrender to the Paying Agent on or after the redemption date, such Securities shall be paid at the redemption price stated in the notice (including any accrued and unpaid interest to the redemption date); provided that the Company shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the redemption date; and provided, further, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          SECTION 3.5. Deposit of Redemption Price. By no later than 11:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.
          Unless the Company defaults in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.
          SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Security, equal in a principal amount to the unredeemed portion of the Security surrendered.
ARTICLE IV
Change of Control Offer
          SECTION 4.1. Change of Control Triggering Event. The Securities shall be subject to repurchase by the Company upon the occurrence of a Change of Control Triggering Event. If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities in accordance with Article III herein and Paragraph 5 (Optional Redemption) of the Securities, each Holder shall have the right to require the Company to make an offer (the “Change of Control Offer”) to each Holder to repurchase in cash all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, on the Securities repurchased, to but not including, the date of repurchase (the “Change of Control Payment”).
          SECTION 4.2. Notice of Repurchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed by first class mail to Holders, with a copy to the Trustee.
          The notice shall govern the terms of the Change of Control Offer and shall:
          (1) describe the transaction that constitutes or may constitute the Change of Control Triggering Event;
          (2) offer to repurchase all of the Securities properly tendered on or prior to the close of business on the third Business Day prior to the Change of Control Payment Date;
          (3) set forth the payment date for the repurchase of the Securities, which must be at least 30 days, but no more than 60 days, from the date on which such notice is mailed or, if the notice is mailed prior to the Change of Control, at least 30 days, but no more than 60 days, from the date on which the Change of Control Triggering Event with respect to the Securities occurs, in either case, other than as may be required by law (the “Change of Control Payment Date”); and
          (4) if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
          Holders electing to have Securities repurchased pursuant to a Change of Control Offer shall be required to surrender their Securities, with the form entitled “Option of Holder to Elect Repurchase” annexed to the Security completed, to the Paying Agent at the address specified in the notice, or transfer their Securities to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
          SECTION 4.3. Effect of Notice of Repurchase. On the Change of Control Payment Date, the Company shall, to the extent lawful:
          (1) accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;
          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer; and
          (3) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being repurchased.
          The Paying Agent shall promptly mail to each Holder of properly tendered Securities the repurchase price for the Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder new Securities equal in principal amount to any portion not repurchased of any Securities surrendered; provided, that each new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 thereof.
          The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company, and the third party repurchases all Securities properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Securities if there has occurred and is continuing on the Change of Control Payment Date an event of default under this Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.
          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities by virtue of any such conflict.
ARTICLE V
Covenants
          SECTION 5.1. Payment of Securities. The Company covenants and agrees that it will promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.4) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.
          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.12.
          Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.
          SECTION 5.2. Limitations on Liens. (a) So long as any Securities remain outstanding, the Company will not and will not permit any of its Restricted Subsidiaries to Incur any Debt secured by a mortgage, security interest, pledge, lien or other encumbrance (mortgages, security interests, pledges, liens and other encumbrances being hereinafter in this Article V referred to as “Lien” or “Liens”) upon any Principal Property or upon any shares of capital stock or Debt of any Restricted Subsidiary, unless the Company secures or causes such Restricted Subsidiary to secure the Securities (together with, if the Company shall so determine, any other Debt of the Company or the Restricted Subsidiary, then existing or thereafter created, which is not subordinate to the Securities) equally and ratably with such Debt to be so secured; provided, however, that the foregoing restrictions shall not apply to:
          (1) Liens on any property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or at the date of this Indenture (as set forth on Schedule A to this Indenture);
          (2) Liens on property of a corporation existing at the time such corporation is merged or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided, that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Restricted Subsidiary immediately prior thereto;
          (3) Liens on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary;
          (4) Liens securing Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;
          (5) Liens on property to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or a Restricted Subsidiary or to secure any Debt incurred prior to, at the time of, or within 120 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Debt incurred for the purpose of financing the cost to the Company or a Restricted Subsidiary of improvement to such acquired property;
          (6) mechanics’ liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from such governmental body pursuant to any contract or provision of any statute, and other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of the Company or any Restricted Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits or the acquisition of property and do not in the aggregate materially impair the use of any Principal Property or which are being contested in good faith by the Company or such Restricted Subsidiary; or
          (7) any extension, renewal or replacement (including successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (6), inclusive; provided that (i) such extension, renewal or replacement Liens shall be limited to all or part of the same property, shares of stock or Debt that secured the Liens extended, renewed or replaced (plus improvements on such property) and (ii) the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.
          (b) Notwithstanding the foregoing provisions of this Section 5.2, the Company and its Restricted Subsidiaries may Incur Debt secured by Liens which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Securities; provided, that after giving effect thereto, the aggregate amount of all Debt so secured by Liens (not including Liens permitted under clauses (1) through (7) above), together with all Attributable Debt outstanding pursuant to Section 5.3(b), does not at the time exceed 10% of the Consolidated Net Worth.
          SECTION 5.3. Limitation on Sale and Lease-Back Transactions.
          (a) The Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property (except for (i) a transaction providing for a lease for a term of not more than three years, (ii) the commitment by or on behalf of the purchaser is obtained within 120 days after the acquisition, construction or placing in service of the Principal Property, (iii) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (iv) the Company or such Restricted Subsidiary would be entitled pursuant to Section 5.2(a) to Incur Debt secured by a Lien on such Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Securities or (v) the Company or such Restricted Subsidiary shall apply or cause to be applied, an amount equal to the greater of (x) the net proceeds so sold and leased back pursuant to such arrangement and (y) the fair market value (as determined by the Board of Directors) of the Principal Property so sold and leased back pursuant to such arrangement, to the retirement, within 180 days after the effective date of such Sale and Lease-Back Transaction, of Securities or other Debt of the Company or a Restricted Subsidiary; provided, however, that any such retirement of Securities shall be in accordance with Section 3.1; and provided further, that the amount to be applied to such retirement of Securities or other Debt shall be reduced by an amount equal to the sum of (A) an amount equal to the principal amount of Securities delivered within 180 days after the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (B) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms, of other Debt voluntarily retired by the Company or a Restricted Subsidiary within such 180-day period).
          (b) Notwithstanding the foregoing provisions of Section 5.3(a), the Company or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions of Section 5.3(a) so long as all Debt outstanding pursuant to Sections 5.2(b) and 5.3(b) does not exceed, in the aggregate, 10% of Consolidated Net Worth.
          SECTION 5.4. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate signed by its principal executive officer, the principal financial officer or the principal accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the Trust Indenture Act.
          SECTION 5.5. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.
          SECTION 5.6. Existence. Except as otherwise permitted by Article VI, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other Person.
          SECTION 5.7. SEC Reports. The Company will comply with all the applicable provisions of Section 314(a) of the Trust Indenture Act. Delivery of such information, documents or reports to the Trustee pursuant to such provisions is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificate).
          SECTION 5.8. Further Instruments and Acts. Upon reasonable request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
ARTICLE VI
Consolidation, Merger and Sale of Assets
          SECTION 6.1. Company May Merge or Transfer Assets Only on Certain Terms. The Company will not consolidate with or sell, lease, transfer or convey all or substantially all of its assets to, or merge with or into, in one transaction or a series of related transactions, any other Person, unless:
          (i) the Company shall be the continuing entity, or the resulting, surviving or transferee Person (the “Successor”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;
          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
          (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture (except that such Opinion of Counsel need not opine as to Clause (ii) above) and that all conditions precedent herein provided for relating to such transaction have been complied with.
          SECTION 6.2. Successor Corporation Substituted. The Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a lease of all or substantially all of the Company’s assets will not be released from the obligation to pay the principal of and interest on the Securities.
ARTICLE VII
Defaults and Remedies
          SECTION 7.1. Events of Default. An “Event of Default” occurs with respect to the Securities if:
          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise;
          (3) the Company fails to comply with any of its covenants and agreements in the Securities or this Indenture (other than those referred to in (1) or (2) above) and such failure continues for 90 days after the notice specified below;
          (4) the Company defaults with respect to other Debt of the Company or any Restricted Subsidiary, which default results in the acceleration of Debt in an amount in excess of $25,000,000 or the equivalent thereof in any other currency or composite currency without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after such default or acceleration; provided, however, that if any such default or acceleration shall be cured, waived, rescinded or annulled then the Event of Default by reason thereof shall be deemed likewise to have been cured;

          (5) the Company or any Restricted Subsidiary shall fail within 60 days to pay, bond or otherwise discharge any final non-appealable judgment, decree or order of any court or regulatory or administrative agency for the payment of money in excess of $25,000,000 which is not satisfied or stayed on appeal;
          (6) the Company or any Restricted Subsidiary, pursuant to or within the meaning of the Bankruptcy Law:
     (A) commences a voluntary case or proceeding;
     (B) consents to the entry of an order for relief against it in an involuntary case or proceeding in which it is the debtor;
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;
     (D) makes a general assignment for the benefit of its creditors;
     (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief;
     (F) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or
     (G) takes any comparable action under any foreign laws relating to insolvency; or
          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case, or adjudicates the Company or a Restricted Subsidiary insolvent or bankrupt;
     (B) appoints a Custodian of the Company or a Restricted Subsidiary or for all or substantially all of the Company’s or any Restricted Subsidiary’s property; or
     (C) orders the winding-up or liquidation of the Company or a Restricted Subsidiary (or any similar relief is granted under any foreign laws)
     and the order or decree remains unstayed and in effect for 60 days.
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clause (3) of this Section 7.1 is not an Event of Default until the Trustee (by notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Securities (by notice to the Company and the Trustee), gives notice of the Default and the Company does not cure such Default within the time specified in such clause (3) after receipt of such notice. A Default under clause (4) or (5) of this Section 7.1 is not an Event of Default until the Trustee (by notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Securities (by notice to the Company and the Trustee) gives notice of the Default. Any notice given pursuant to the first sentence of this paragraph must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), (4) or (5) of this Section 7.1, its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 7.2. Acceleration. If an Event of Default with respect to the Securities (other than an Event of Default specified in Section 7.1(6) or (7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.1(6) or (7) occurs and is continuing, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree (other than a judgment or decree for the payment of principal or interest or monies due on the Securities) and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration and the Trustee has been paid all amounts due to it pursuant to Section 8.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 7.3. Other Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of

Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.
          SECTION 7.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 10.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. In connection with the waiver of a Default, the Trustee shall be paid all amounts due to it pursuant to Section 8.7.
          SECTION 7.5. Control by Majority. Upon provision of security or indemnity satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Securities or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
          SECTION 7.6. Limitation on Suits. A Holder of Securities may not pursue any remedy with respect to this Indenture or the Securities unless:
          (i) the Holder gives to the Trustee previous written notice stating that an Event of Default is continuing;
          (ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;
          (iii) such Holder or Holders offer to the Trustee satisfactory indemnity against any costs, liabilities or expenses;
          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
          (v) the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.
          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 7.7. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 7.8. Collection Suit by Trustee. If an Event of Default specified in Section 7.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 8.7.
          SECTION 7.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to an Company, its creditors or any other obligor upon the Securities, or any of their creditors or the property of the Company or such other obligor or their creditors and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.7.
          SECTION 7.10. Priorities. Any money or other property collected by the Trustee pursuant to this Article VII, or any money or other property otherwise distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order:
     FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 8.7;
     SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
     THIRD: to the Company.
          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.
          SECTION 7.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VIII
Trustee
          SECTION 8.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officers’ Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (i) this subsection does not limit the effect of subsections (b) or (f) of this Section 8.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (f) of this Section 8.1.
          (e) The Trustee shall not be liable for interest on any money or other property received by it or for holding moneys or other property uninvested, in either case, except as otherwise agreed between the Company and the Trustee. Money and other property held in trust by the Trustee need not be segregated from other money or property except to the extent required by law.
          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.1 and to the provisions of the Trust Indenture Act, where applicable.
          SECTION 8.2. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly through attorneys and agents, respectively, and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.
          (d) The Trustee shall not be liable for any action it takes, suffers to exist or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.
          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Company or any other obligor on the Securities or by any Holder of the Securities. Any such notice shall reference this Indenture and the Securities.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities as Registrar and Paying Agent, as the case may be, hereunder.
          (i) The permissive rights of the Trustee enumerated herein shall not be construed as duties.
          (j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
          SECTION 8.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.
          SECTION 8.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities or any offering document, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

          SECTION 8.5. Notice of Defaults. If a Default or an Event of Default occurs with respect to the Securities and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.
          SECTION 8.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act. The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 8.6.
          A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
          SECTION 8.7. Compensation and Indemnity. The Company covenants and agrees to pay to the Trustee (and any predecessor Trustee) from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses (including attorneys’ fees and expenses), disbursements and advances incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that the Company has been prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate, to the extent reasonable, in the defense of any such claim, and, if (in the opinion of counsel to the Trustee) the facts and/or issues surrounding the claim are reasonably likely to create a conflict with the Company, the Company shall pay the reasonable fees and expenses of separate counsel to the Trustee. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.
          To secure the Company’s payment obligations in this Section 8.7, the Trustee (including any predecessor trustee) shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.
          The Company’s payment obligations pursuant to this Section 8.7 shall survive the satisfaction, discharge and termination of this Indenture, the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any bankruptcy law. In addition to and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 7.1(6) or (7) with respect to the Company, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 8.8. Replacement of Trustee. The Trustee may resign at any time with 30 days notice to the Company. The Holders of a majority in principal amount of the Securities then outstanding, may remove the Trustee with 30 days notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company. The Company shall remove the Trustee if:
          (i) the Trustee fails to comply with Section 8.10;
          (ii) the Trustee is adjudged bankrupt or insolvent;
          (iii) a receiver or other public officer takes charge of the Trustee or its property; or
          (iv) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Company shall pay all amounts due and owing to the Trustee under Section 8.7 of the Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.7.

          If a successor Trustee does not take office with respect to the Securities within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section 8.8, the Company’s obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.
          SECTION 8.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such corporation shall be eligible under this Article VIII and Section 310(a) of the Trust Indenture Act.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
          SECTION 8.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.
          Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.
          SECTION 8.11. Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE IX
Discharge of Indenture; Defeasance
          SECTION 9.1. Discharge of Liability on Securities; Defeasance. With respect to the Securities, (a) when (i) the Company delivers to the Trustee all outstanding Securities for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to either Article III or IV or the Securities will become due and payable at their Stated Maturity within one year, or the Securities are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate from the Company and an Opinion of Counsel from the Company that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company.
          (b) Subject to Sections 9.1(c) and 9.2, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 5.2 and 5.3 and the operation of Sections 7.1(4) and 7.1(5) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
          If the Company exercises its legal defeasance option with respect to the Securities, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 7.1(4) or 7.1(5).
          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.8, 5.1, 5.5, 5.8, 8.7, 8.8, 9.4, 9.5 and 9.6 shall survive until the Securities have been paid in full. Thereafter, the Company’s and the Trustee’s obligations in Sections 8.7, 9.4 and 9.5 shall survive.
          SECTION 9.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Securities only if:
          (i) the Company irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.10) to maturity or redemption, as the case may be;
          (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.10) to maturity or redemption, as the case may be;
          (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 7.1(6) or (7) occurs which is continuing at the end of the period;
          (iv) the deposit does not constitute a default under any other material agreement binding on the Company;
          (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
          (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
          (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
          (viii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article IX have been complied with.
          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date.

          SECTION 9.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article IX. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of and interest on the Securities.
          SECTION 9.4. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.
          Anything in this Section 8.4 to the contrary notwithstanding, in the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section 8.4 shall be held uninvested and without any liability for interest.
          SECTION 9.5. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.
          SECTION 9.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article IX; provided, however, that (a) if the Company has made any payment of interest on or principal of any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE X
Amendments
          SECTION 10.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:
          (i) to cure any ambiguity, omission, defect or inconsistency;
          (ii) to comply with Article VI;
          (iii) to add any additional events of default;
          (iv) to add to the covenants of the Company for the benefit of the Holders of all the Securities or to surrender any right or power herein conferred upon the Company;
          (v) to add one or more guarantees for the benefit of Holders of the Securities;
          (vi) to secure the Securities pursuant to the terms of this Indenture;
          (vii) to add or appoint a successor or separate Trustee or other agent;
          (viii) to comply with any requirements in connection with qualifying this Indenture under the Trust Indenture Act;
          (ix) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code;
          (x) to provide for the issuance of any Additional Securities, which will have terms substantially identical in all material respects to the Initial Securities (other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto) and which will be treated, together with any outstanding Initial Securities and any Additional Securities, as a single issue of securities; and
          (xi) to change any other provision if the change does not adversely affect the interests of any Securityholder.
          After an amendment under this Section 10.1 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.1.
          SECTION 10.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for Securities). However, without the consent of each Securityholder affected, an amendment may not:
          (i) change the Stated Maturity of the principal of, or installment of interest on, any Security;
          (ii) reduce the principal amount of, or the rate of interest on, any Securities;
          (iii) reduce any premium payable on the redemption of any Security or change the date on which any Security may or must be redeemed;
          (iv) change the place of payment or the coin or currency in which the principal of or interest on any Security is payable;
          (v) impair the right of any Holder to institute suit for the enforcement of any payment on or after the Stated Maturity of any Security;
          (vi) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required in order to take certain actions;
          (vii) reduce the requirements for quorum or voting by Holders in this Indenture or the Securities;
          (viii) modify any of the provisions of this Indenture regarding the waiver of past defaults and the waiver of certain covenants by Holders except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each security affected thereby; or
          (ix) modify any of the above provisions of this Section 10.2.
          It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section 10.2 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.2.
          SECTION 10.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.
          SECTION 10.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective with respect to the Securities, it shall bind every Securityholder.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.
          SECTION 10.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Company shall provide in writing to the Trustee an appropriate notation to be placed on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
          SECTION 10.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article X if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 8.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers’ Certificate of the Company and an Opinion of Counsel each stating that such amendment complies with the provisions of this Article X and that such supplemental indenture constitutes the legal valid and binding obligation of the Company in accordance with its terms subject to customary exceptions.
          SECTION 10.7. Payment for Consent. Neither the Company nor any affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Security for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders of a Securities that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE XI
Miscellaneous
          SECTION 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included or which is required to be included in this Indenture by the Trust Indenture Act, the duty or provision required by the Trust Indenture Act shall control.

          SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Company:
Mettler-Toledo International Inc.
Im Langacher
8606 Greifensee, Switzerland
Facsimile Number: +41-44-944-3624
Attention: General Counsel
if to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Fax: 312-827-8542
Attention: Global Corporate Trust
Attention: [ ]
          Any notices between the Company and the Trustee may be by facsimile or certified first class mail, receipt confirmed and the original to follow by guaranteed overnight courier. The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 11.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.
          SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
          (i) an Officers’ Certificate of the Company in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any,

provided for in this Indenture relating to the proposed action have been complied with; and
          (ii) an Opinion of Counsel of the Company in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          Notwithstanding the foregoing no such Opinion of Counsel shall be given with respect to the authentication and delivery of any Initial Securities.
          SECTION 11.5. Statements Required in Certificate or Opinion. The certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
          (i) a statement that the individual making such certificate or opinion has read such covenant or condition;
          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 11.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (an “Affiliate”) shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 11.8. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 11.9. No Recourse Against Others. A director, officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 11.12. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Security.
          SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
[Signature page to follow]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

METTLER-TOLEDO INTERNATIONAL INC.

By
Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By
Name:
Title
[Signature page to Indenture]

EXHIBIT A
[FORM OF FACE OF SECURITY]
METTLER-TOLEDO INTERNATIONAL INC.
[ ] % SENIOR NOTES DUE 20___

No. R-1	Principal Amount $ ,
(subject to adjustment as reflected in the Schedule of Increases and Decreases to the Global Security attached hereto)
CUSIP NO.
ISIN NO.
          METTLER-TOLEDO INTERNATIONAL INC., a Delaware corporation, for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of                      Dollars, subject to adjustment as reflected in the Schedule of Increases and Decreases to the Global Security attached hereto, on [ ], 20_.
          Interest Payment Dates: [ ] and [ ] of each year, beginning on [ ], 2009 [insert if applicable—first interest payment date relating to any Additional Securities].
          Record Dates: [ ] and [ ] of each year.
          Additional provisions of this Security are set forth on the other side of this Security.

METTLER-TOLEDO INTERNATIONAL INC.

By
Name: Title:
TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION
This is one of the Securities referred
to in the within-mentioned Indenture.
The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By
Authorized Officer

Dated:                      ___, 20___
[FORM OF REVERSE SIDE OF SECURITY]
[ ] % Senior Notes due 20___
1. Interest
          Mettler-Toledo International Inc., a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.
          The Company will pay interest semiannually on [ ] and [ ] of each year (each such date, an “Interest Payment Date”), beginning on [ ], 2009 [insert if applicable—first interest payment date relating to any Additional Securities]. Interest on the Securities will accrue from [ ], 2009 [insert if applicable—date of issuance of any Additional Securities], or from the most recent date to which interest has been paid on the Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2. Method of Payment
          By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the [ ] or [ ] next preceding the Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company may make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.
3. Paying Agent and Registrar
          Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Securityholder. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent.

4. Indenture
          The Company issued the Securities under an Indenture dated as of May [ ], 2009 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.
          The Securities are senior obligations of the Company. The Securities include the Initial Securities issued on the Issue Date and any Additional Securities issued in accordance with Section 2.14 of the Indenture. The Initial Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its subsidiaries to create liens, enter into sale and lease-back transactions and enter into mergers and consolidations.
5. Optional Redemption
          The Securities shall be redeemable, in whole or in part, at any time and from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the Remaining Scheduled Payments of principal, obtained by discounting the Remaining Scheduled Payments to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [ ] basis points, plus accrued interest thereon to the redemption date.
          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Securities to be redeemed at his registered address.
          For purposes of the Optional Redemption provisions of this Paragraph 5, the terms “Treasury Rate” and “Remaining Scheduled Payments”, as well as the terms “Comparable Treasury Issue”, “Comparable Treasury Price”, “Independent Investment Banker”, “Reference Treasury Dealer” and “Reference Treasury Dealer Quotations” have the meanings specified in Section 1.1 of the Indenture.
          Except as set forth above, the Securities will not be redeemable, at its option, by the Company prior to maturity.
          The Securities will not be entitled to the benefit of any sinking fund.
          The optional redemption provisions of the Securities are set forth in detail in Article III of the Indenture.

6. Change of Control Offer
          The Securities shall be subject to repurchase by the Company upon the occurrence of a Change of Control Triggering Event as provided for in Article IV of the Indenture. If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Securities in accordance with Article III of the Indenture and Paragraph 5 (Optional Redemption) herein, each Holder shall have the right to require the Company to make an offer (the “Change of Control Offer”) to each Holder to repurchase in cash all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, on the Securities repurchased, to but not including, the repurchase date (the “Change of Control Payment”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (as defined in the Global Security).
          Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed by first class mail to Holders, with a copy to the Trustee. The notice shall govern the terms of the Change of Control Offer and shall contain the information required pursuant to Section 4.2 of the Indenture.
          Holders electing to have Securities repurchased pursuant to a Change of Control Offer shall be required to surrender their Securities, with the form entitled “Option of Holder to Elect Repurchase” annexed to this Security completed, to the Paying Agent at the address specified in the notice, or transfer their Securities to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
          The Paying Agent shall promptly mail to each Holder of properly tendered Securities the repurchase price for the Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder new Securities equal in principal amount to any portion not repurchased of any Securities surrendered; provided, that each new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 thereof.
          For purposes of the Change of Control Offer provisions of this Paragraph 6, the terms “Change of Control”, “Change of Control Triggering Event”, “Continuing Directors”, “Exchange Act”, “Fitch”, “Investment Grade”, “Moody’s”, “Rating Agencies”, “Rating Event”, “S&P” and “Voting Stock” have the meanings specified in Section 1.1 and Article IV of the Indenture.
          The Change of Control Offer provisions of the Securities are set forth in detail in Article IV of the Indenture.
7. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection.
8. Persons Deemed Owners
          The registered holder of this Security may be treated as the owner of it for all purposes.
9. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
          Anything in this Paragraph 9 to the contrary notwithstanding, in the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee.
10. Defeasance
          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.
11. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. However, the Indenture requires the consent of each Securityholder that would be affected for certain specified amendments or modifications of the Indenture and the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VI of the Indenture, or to add any additional Events of Default, or to add additional covenants of or surrender rights and powers conferred on the Company, or to add or appoint a successor or separate trustee or other agent, or to comply with any requirements in connection with qualifying the Indenture under the Trust Indenture Act, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to change any other provision if the change does not adversely affect the interests of any Securityholder.
12. Defaults and Remedies
          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon optional redemption, upon declaration or otherwise; (iii) failure by the Company to comply with other covenants and agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) certain accelerations of other indebtedness of the Company or any Restricted Subsidiary if the amount accelerated exceeds $25,000,000, subject to notice and lapse of time; provided, however, that if any such default or acceleration shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured; (v) a failure to pay, bond or otherwise discharge any final non-appealable judgment, decree or order of any court or regulatory or administrative agency for the payment of money in excess of $25,000,000, subject to notice and lapse of time and (vi) certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary.
          A Default under clause (iii) above is not an Event of Default until the Trustee (by notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Securities (by notice to the Company and the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in such clause (iii) after receipt of such notice. A Default under clause (iv) or (v) above is not an Event of Default until the Trustee (by notice to the Company) or the Holders of at least 25% in aggregate principal amount of the outstanding Securities (by notice to the Company and the Trustee) gives notice of the Default.
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it in good faith determines that withholding notice is not opposed to their interest.

13. Trustee Dealings with the Company
          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company and may otherwise deal with the Company with the same rights it would have if it were not Trustee.
14. No Recourse Against Others
          A director, officer, employee or stockholder (other than the Company), as such, of the Company shall not have any liability for any obligations of the Company or under the Securities, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
15. Authentication
          This Security shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.
16. Abbreviations
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).
17. CUSIP and ISIN Numbers
          The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
18. Governing Law
          This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM
To assign this Security, fill in the form below.
I or we assign and transfer this Security to:
(Print or type assignee’s name, address and zip code)
(Insert assignee’s social security or tax I.D. No.)
and irrevocably appoint(s)             as agent to transfer this Security on the books of the Registrar. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT REPURCHASE
To be completed only if the Holder elects to accept the change of control offer.
If you want to elect to have this Security repurchased by the Company pursuant to Article IV of the Indenture, check the box below:
☐
If you want to elect to have only part of the Security repurchased by the Company pursuant to Article IV of the Indenture, state the amount you elect to have repurchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:**

**	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

			Principal Amount of this Global	Signature of authorized officer
Date of	Amount of decrease in Principal	Amount of increase in Principal	Security following such	of Trustee or Securities
Exchange	Amount of this Global Security	Amount of this Global Security	decrease or increase	Custodian

SCHEDULE A
LIENS EXISTING AS OF THE DATE OF THIS INDENTURE